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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 1996 with respect to the Statement of Assets and Liabilities of Brantley Capital Corporation as of October 29, 1996, included in the Registration Statement on Form N-2 (1933 Act Registration No. 333-10785, 1940 Act Registration No. 814-00127) filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP
---------------------
ERNST & YOUNG LLP
Cleveland, Ohio
December 3, 1996